Exhibit 3
STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNATORIES,
MAY 1, 2006
     Each of the entities listed on Schedule A attached hereto (each a “Reporting Entity”) and each party listed on Schedule B attached hereto (each a “Reporting Equity Holder”; together with the Reporting Entities, the “Reporting Persons”) hereby authorizes and designates Robert C. Bensky and Carla S. Newell (the “Designated Filer”), for so long as each is employed by TCMI, Inc. or its affiliates, to prepare and file on behalf of such Reporting Person individually, or jointly together with other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission or with any regulatory body, including United States federal, state and self-regulatory bodies, with respect to the Reporting Person’s ownership of, or transactions in, the securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the “Companies”).
     Each Reporting Person hereby further authorizes and designates Robert C. Bensky and Carla S. Newell (each, an “Authorized Signatory”) to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or an Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.
     The authority of the Designated Filer and each Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person’s ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person’s responsibilities to comply with any United States federal or state law or with any regulations promulgated thereto.

EXHIBIT A
TCV V, L.P.
Technology Crossover Management V, L.L.C.
TCV Member Fund, L.P.
TCV VI, L.P.
Technology Crossover Management VI, L.L.C.

EXHIBIT B
Jay C. Hoag
Richard H. Kimball
John Drew
Jon Q. Reynolds
William J.G. Griffith IV
Robert W. Trudeau
Henry J. Feinberg
Gregory S. Stanger

     IN WITNESS WHEREOF, the undersigned has caused this Statement Appointing Designated Filer and Authorized Signatories to be effective as of May 1, 2006.

REPORTING PERSONS:

May 1, 2006	TCV V, L.P.,
a Delaware Limited Partnership

	By:	Technology Crossover Management V, L.L.C., a Delaware Limited Liability Company, Its General Partner

	By:	/s/ Jay C. Hoag

Jay C. Hoag, Member

May 1, 2006	Technology Crossover Management V, L.L.C.,
a Delaware Limited Liability Company,

	By:	/s/ Jay C. Hoag

Jay C. Hoag, Member

May 1, 2006	TCV Member Fund, L.P.,
a Delaware Limited Partnership

	By:	Technology Crossover Management V, L.L.C., a Delaware Limited Liability Company, Its General Partner

	By:	/s/ Jay C. Hoag

Jay C. Hoag, Member

May 1, 2006	TCV VI, L.P.,
a Delaware Limited Partnership

	By:	Technology Crossover Management VI, L.L.C., a Delaware Limited Liability Company, Its General Partner

	By:	/s/ Jay C. Hoag

Jay C. Hoag, Member

May 1, 2006

/s/ Jay C. Hoag

Jay C. Hoag

May 1, 2006

/s/ Richard H. Kimball

Richard H. Kimball

May 1, 2006

/s/ Jon Q. Reynolds

Jon Q. Reynolds

May 1, 2006

/s/ John L. Drew

John L. Drew

May 1, 2006

/s/ William J.G. Griffith

William J.G. Griffith

May 1, 2006

/s/ Robert W. Trudeau

Robert W. Trudeau

May 1, 2006

/s/ Gregory S. Stanger

Gregory S. Stanger

May 1, 2006

/s/ Henry J. Feinberg

Henry J. Feinberg